                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - DECEMBER 13, 2004

                                 USN CORPORATION
                                 ---------------
             (Exact name of registrant as specified in its charter)

          COLORADO                   33-42701                   84-1186026
          --------                   --------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)

       2121 AVENUE OF THE STARS, SUITE 2910, LOS ANGELES, CALIFORNIA 90067
       -------------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code - (888) 881-6736

                             PREMIER CONCEPTS, INC.
                             ----------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-13 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                 USN Corporation

                                    Form 8-K

                                Table of Contents

Item 1.01    Entry into a Material Definitive Agreement               Page  3

Item 1.03    Bankruptcy or Receivership                               Page  3

Item 2.01    Completion of Acquisition or Disposition of Assets       Page 19

Item 3.02    Unregistered Sales of Equity Securities                  Page 33

Item 5.01    Change in Control of Registrant                          Page 33

Item 9.01    Financial Statements and Exhibits                        Page 34

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As a part of the plan of reorganization approved by the Bankruptcy Court for the Central District of California, Los Angeles, California, USN Corporation (the "Company") will acquire USN Television Group, Inc., a Delaware corporation ("USN"). The terms of the acquisition, the consideration paid, the principle followed in determining the amount of the consideration, the identity of the persons from whom USN will be acquired, and the material relationships between the Company and the persons from whom USN will be acquired are discussed under
Item 1.03.

ITEM 1.03   BANKRUPTCY OR RECEIVERSHIP

On December 13, 2004 (defined as one day after the entry of the confirmation order) (the "Effective Date") of the plan of reorganization for USN Corporation as approved by the Bankruptcy Court for the Central District of California, Los Angeles, California, the common stock and preferred stock of the Company will be reclassified, the management of the Company will be changed, and certain shares of common stock of the Company will be issued, all as discussed below.

                      SUMMARY OF THE PLAN OF REORGANIZATION

A.    THE PRINCIPAL ELEMENTS

      The elements of the Plan proposed by the Proponent are as follows:

  1. The change of the Reorganized Debtor's name, Premier Concepts, Inc., to USN Corporation;
  2.  The acquisition of USN;
  3.  The classification and treatment of creditors and interest holders;
  4. The issuance of New Securities of Reorganized Debtor to certain administrative claimants, USN shareholders and the Plan Trust; and
  5.  The liquidation of the New Securities to fund Plan payments.

B.    ACQUISITION OF USN

      All outstanding shares of USN will be acquired by the Debtor from the USN owners in exchange for New Securities with registration rights, whereby, the Reorganized Debtor has agreed to file a registration statement with the SEC in the near term. The New Securities will be exempt under the Bankruptcy Code and as a private placement the shares will be issued in exchange for the obligation owed by the Debtor to USN's shareholders for the acquisition of their stock immediately prior to Plan confirmation. New Securities will be issued to the USN owners as follows:

                                  SHARES OF NEW SECURITIES
                                          RECEIVED
--------------------------       -------------------------
       M. Reinstein                      2,425,000
--------------------------       -------------------------
         B. Kelly                        2,425,000
--------------------------       -------------------------
    Phillip Wasserman                      275,862
--------------------------       -------------------------
     Philip Roy Fund                       413,793
--------------------------       -------------------------

      USN will be a wholly owned subsidiary of the Reorganized Debtor. USN and the Debtor will maintain a consolidated balance sheet and income statement and will file consolidated tax returns.

      The Reorganized Debtor will enter into a consulting agreement with The Archetype Group, Inc. ("TAG") whereby they will assist the Reorganized Debtor in areas which include strategic business development, investor and public relations, financial review and analysis, Broadcast TV/Satellite TV/Cable TV relations, and retail store oversight among other services. The Reorganized Debtor will also enter into an agreement with Transact Media Corporation ("TMC") which will license technology to the Reorganized Debtor. TMC will provide the Reorganized Debtor with its fully integrated web-based technology platform and advanced database system which manages fulfillment, inventory control, sales and service, among other things. TAG and TMC are wholly owned by Messrs. Reinstein and Kelly. TAG will receive 550,000 shares of the Company's common stock in exchange for services performed as administrative expenses.

      As previously mentioned, an opinion concerning the reasonableness of the Reorganized Debtor's acquisition of USN pursuant to the Plan is attached hereto as Exhibit K. However, there is no assurance as to the value of New Securities to be issued pursuant to the Plan. USN's annual revenue for the year ended December 31, 2003 was $3.57 million, according to the unaudited financial statements attached hereto as Exhibit J.

      USN's net sales figures for its first year of operations were based on 12 hours of weekly programming. In May 2004, USN significantly expanded its programming reach to include over 80 hours per week of live shopping. Programming is now run 7 days per week for 11 hours each day from 6:00 p.m. to 5:00 a.m. Pacific Time (with an additional 8 hours of daytime programming on the weekends). USN currently broadcasts in over 29 million homes nationwide which include 14 million DirecTV subscribers, 6.9 million cable subscribers and 8.4 million Dish Network/Echostar subscribers. USN believes that it is now on a run rate to earn over $12 million in revenue in its second year of operations.

      USN believes that it has developed a unique television commerce model that distinguishes it in the marketplace from its competitors. The customer base loyalty has resulted in repeat customers generating over 70% of USN's revenues. USN believes that its average sale is over $700 which is substantially higher than the industry norm and that the company has already developed an extremely high-end clientele that is prized heavily in the public markets. USN reports that its top 50 customers have already spent over $5,000 at USN within the last 90 days and over 40 customers have each already spent over $20,000 at USN in the last 9 months. Within the last year, USN's top 3 customers have spent $185,000, $100,000 and $70,000 respectively. USN believes that this level of spending is highly distinguishable from the leading shopping networks who position themselves as mass marketers as opposed to luxury retailers. USN and the Debtor believe that the public markets will place a premium on a luxury brand like USN due to the spending habits and loyalty of its customer base.

      USN believes it has already built the necessary infrastructure which it believes will enable it to exponentially expand its reach without a substantial increase in infrastructure costs. USN reports that it has developed a proprietary technology platform that provides real time order management, inventory control, customer service, fulfillment, vendor management, and e-commerce functionality, which is highly scalable and efficient and enables USN to scale its operations with minimal additional costs and a limited additional headcount. USN has also built a state of the art broadcast production center which will decrease its production costs and enhance its production quality.

C.    WHAT CREDITORS AND INTEREST HOLDERS WILL RECEIVE UNDER THE PROPOSED PLAN

      As required by the Bankruptcy Code, the Plan classifies claims and interests in various classes according to their right to priority. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive.

D.    UNCLASSIFIED CLAIMS

      Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Proponent has NOT placed the following claims in a class.

      1.    ADMINISTRATIVE EXPENSES

      Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Code Section 507(a)(1). The Code requires that all administrative claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

      The following chart estimates the Debtor's ss. 507(a)(1) administrative claims (leasehold administrative rent claims asserted by lessors are listed in Exhibit "L") and their treatment under the Plan:

====================================================================================================================================

NAME                                    AMOUNT OWED                              TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
Robinson, Diamant & Wolkowitz           $350,000                                 On or before the Effective Date unless otherwise
("RD&W") - Insolvency counsel for the   Estimated fees from and costs from       agreed to by RD&W, the Reorganized Debtor shall
Debtor.                                 October 10, 2003 through the             place in a segregated account sufficient cash to
                                        Effective Date.(2) The amounts above     pay the administrative claims of RD&W upon Court
                                        are estimated and may be higher or       approval of final fee applications.
                                        lower.
------------------------------------------------------------------------------------------------------------------------------------
Peitzman, Weg & Kempinsky, LLP          $35,000                                  On or before the Effective Date unless otherwise
("PW&K") - Counsel for the Official     Estimated fees and costs from            agreed to by PW&K, the Reorganized Debtor shall
Committee of Unsecured Creditors.       October 10, 2003 through the             place in a segregated account sufficient cash to
                                        Effective Date.(3) The amounts above     pay the administrative claims of PW&K upon Court
                                        are estimated and may be higher or       approval of final fee applications.
                                        lower.
------------------------------------------------------------------------------------------------------------------------------------
Clark Capital Corp. - DIP Lender        $250,000                                 In full satisfaction of its priority administrative
                                        Amount of post-petition financing        obligation, Clark Capital Corp. shall receive
                                        advanced under DIP financing             500,000 fully paid and non-assessable shares of New
                                        agreement.                               Securities.

                                                                                 Clark Capital Corp. has agreed to this treatment.
------------------------------------------------------------------------------------------------------------------------------------
The Archetype Group - Management        $550,000                                 Archetype shall receive 550,000 shares of New
Company                                 Estimated fees from October 10, 2003     Securities in full satisfaction of its allowed
                                        through the Effective Date. The          administrative claim. Archetype has agreed to this
                                        amounts above are estimated and may      treatment.
                                        be higher or lower.
------------------------------------------------------------------------------------------------------------------------------------
Clerk's Office Fees                     $ 0                                      Paid in full by Debtor on Effective Date.
------------------------------------------------------------------------------------------------------------------------------------
Office of the U.S. Trustee Fees         $ 0                                      Paid in full by Debtor on Effective Date.
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   $1,185,000
====================================================================================================================================

COURT APPROVAL OF FEES REQUIRED:

      Other than fees for the Clerk's Office and UST, the Court must rule on all professional fees which may be sought before the fees will be owed. For all fees except Clerk's Office fees and U.S. Trustee's fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be owed and required to be paid under the Plan.

________________________
      (2) RD&W's First Interim Fee Application was heard on June 23, 2004. The Court approved fees and costs of $135,321.31. RD&W was authorized to apply its pre-petition retainer of $5,083.50 to its leaving an unpaid balance for the approved fees of $130,237.81.

      (3) PW&K's First Interim Fee Application was heard on June 22, 2004. The Court approved fees and costs of $16,468.06.

      As indicated above, the Debtor will need to pay approximately $285,000 of administrative claims (or perhaps more or less) as soon after the Effective Date as the Court approves such fees and costs.

A.    BAR DATE FOR ADMINISTRATIVE EXPENSES

      i.    PROFESSIONALS

      All professionals requesting compensation or reimbursement of expenses for services performed before the Effective Date of the Plan are required to file with the Bankruptcy Court and deliver to the attorneys for the Debtor an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. The Debtor shall calendar a hearing on the applications and give notice of the hearing in accordance with the Local Bankruptcy Rules. Professional services rendered for the Debtor after the Effective Date shall not be the subjects of fee applications and shall be paid directly by the Reorganized Debtor pursuant to such arrangement as may be agreed to by the parties.

      ii.   NON-PROFESSIONAL ADMINISTRATIVE CLAIMS WHICH ARE NOT IN ORDINARY
      COURSE

      All holders of Administrative Claims requesting compensation of administrative costs and expenses incurred on or before the Effective Date for administrative claims incurred outside the ordinary course of business pursuant to Bankruptcy Code section 507(a)(1) or 507(b) or the terms hereof (except for post-petition date claims for professional fees incurred during the Chapter 11 case, and claims under 28 U.S.C. ss. 1930) must file and serve an application for such costs and expenses no later than 30 days after the Effective Date. Any holder of an Administrative Claim not yet allowed or listed on Exhibit "L" to the Disclosure Statement that does not file an application for payment of such Claim or expense by the deadline set forth in the Plan SHALL BE FOREVER BARRED from asserting such Claim against the Debtor, the estate, the Reorganized Debtor, their successors, assigns, or their respective property and shall receive no distribution under the Plan or otherwise on account of such Claim.

      iii.  ORDINARY COURSE OF BUSINESS ADMINISTRATIVE EXPENSES

      Payment of all administrative expenses incurred in the ordinary course of the Debtor's business shall be paid in the ordinary course without further application.

      2.    PRIORITY TAX CLAIMS

      Priority tax claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). The Code requires that each holder of such a 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding six years from the date of the assessment of such tax. The Reorganized Debtor shall deposit with the Plan Trust, sufficient funds for the Disbursing Agent to pay the quarterly priority tax payments pursuant to the Plan.

      The following chart lists ALL of the Debtor's Section 507(a)(8) priority tax claims and their treatment under this Plan.

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
                                                                          The Allowed Claim Priority Tax Claim of Arizona shall be
                                                                          satisfied in full with equal quarterly payments commencing
                                                                          180 days after the Effective Date and ending six years
                                                                          from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly

                                                                          o  Pymt amt/interval         =   $120/quarter assum

                                                                          o  Begin date                =   180 days after Effective
                                                   $2,380.50 - The State                                   Date
                                                   of Arizona has filed
                                                   two proofs of claim    o  End date                  =   June, 2009
                                                   which total
                                                   $6,000.00. The Debtor  o  Interest Rate %           =   6% per annum
                                                   disputes this amount
                                                   as an estimate and     o  Total Payout Amount       =   $2,761 assuming an
                                                   not an accurate                                         Allowed Claim of
                                                   calculation of the                                      $2,380.50 and twenty
                                                   Debtor's tax                                            quarterly  payments
                                                   liability. The Debtor
                                                   will object to the                                  =   100% plus interest
                                                   amount of the State
o     Name = State of Arizona ("Arizona")          of Arizona's claim     In the event the claim of the State of Arizona is allowed
                                                   pursuant to 11 U.S.C.  in an amount in excess of $2,380.50, the Debtor will pay
o     Type of tax = Sales Tax                      ss. 502 or will seek   the allowed priority claim in equal quarterly installments
                                                   a ruling pursuant to   over 6 years from the date of assessment with 6% interest
o     Date tax assessed = October, 2003            11 U.S.C. ss. 505(a).  per annum.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
o     Name = Los Angeles County Tax Collector      $1,155.89              The Allowed Claim of the Los Angeles County shall be
                                                                          satisfied in full with equal quarterly payments commencing
o     Type of tax = Personal Property                                     180 days after the Effective Date and ending six years
                                                                          from the Assessment Date.
o     Date tax assessed = October, 2003
                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $67/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

                                                                          o  Interest Rate %           =   6% per annum

                                                                          o  Total Payout Amount       =   $1,340

                                                                                                       =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------
o     Name = Clark County Department of Revenue
                                                                          The Allowed Claim of Clark County Department of Revenue
o     Type of tax = Sales Tax                                             shall be paid in full on the Effective Date.

o     Date tax assessed = Unknown                  $784.77
------------------------------------------------------------------------------------------------------------------------------------
o     Name = Clark County Department of Revenue

o     Type of tax = Sales Tax
                                                                          The Allowed Claim of Clark County Clerk shall be paid in
o     Date tax assessed = Unknown                  $528.34                full on the Effective Date.
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Nevada Dept. of Taxation shall be satisfied in full with equal quarterly payments commencing
                                                                          180 days after the Effective Date and ending six years
                                                                          from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $202/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

o     Name = Nevada Department of Taxation                                o  Interest Rate %           =   6% per annum

o     Type of tax = Sales Tax                                             o  Total Payout Amount       =   $4,038

o     Date tax assessed = October, 2003            $3,481.00                                           =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------
o     Name = DC Government

o     Type of tax = Sales Tax                                             The Allowed Priority Tax Claim of the DC Government shall
                                                                          be satisfied in full on the Effective Date.
o     Date tax assessed = Unknown                  $559.00
------------------------------------------------------------------------------------------------------------------------------------
o     Name = City of Naples Florida                                       The Allowed Priority Tax Claim of the City of Naples
                                                                          Florida shall be satisfied in full on the Effective Date.
o     Type of tax = Sales Tax

o     Date tax assessed = October, 2003            $50.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
o     Name = Orange County Treasurer                                      The Allowed Priority Tax Claim of the Orange County
                                                                          Treasurer shall be satisfied in full on the Effective
o     Type of tax = Property Tax                                          Date.

o     Date tax assessed = October, 2003            $984.13
------------------------------------------------------------------------------------------------------------------------------------
o     Name = City of Tempe                                                The Allowed Priority Tax Claim of the City of Tempe shall
                                                                          be paid in full on the Effective Date.
o     Type of tax = Sales Tax

o     Date tax assessed = October, 2003            $108.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Louisiana Dept. Of Revenue shall
                                                                          be satisfied in full with equal quarterly payments
                                                                          commencing 180 days after the Effective Date and ending
                                                                          six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $82/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date
o     Name = Louisiana Dept. of Revenue
                                                                          o  End date                  =   June, 2009
o     Type of tax =
      Sales = $10.31                                                      o  Interest Rate %           =   6% per annum
      Withholding = $ 1,195.65
      Corp. Inc. =  $   211.10                                            o  Total Payout Amount       =   $1,644

o     Date tax assessed = October, 2003            $1,417.06                                           =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Pennsylvania Department of
                                                                          Revenue shall be satisfied in full with equal quarterly
                                                                          payments commencing 180 days after the Effective Date and
                                                                          ending six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $177/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

o     Name = Pennsylvania Department of Revenue                           o  Interest Rate %           =   6% per annum

o     Type of tax = Sales & Use                                           o  Total Payout Amount       =   $3,540

o     Date tax assessed = October, 2003            $3,052.50                                           =   100% plus i
------------------------------------------------------------------------------------------------------------------------------------
o     Name = State of Florida Department of        $2,463.33 - The State  The Allowed Claim of the State of Florida Department of
      Revenue                                      of Florida has filed   Revenue shall be satisfied in full with equal quarterly
                                                   a proof of claim for   payments commencing 180 days after the Effective Date and
o     Type of tax = Sales & Use                    $4,347.55. The Debtor  ending six years from the Assessment Date.
                                                   disputes this amount.
o     Date tax assessed = October, 2003            The Debtor will        o  Pymt interval             =   Quarterly.
                                                   object to the amount
                                                   of the claim pursuant  o  Pymt amt/interval         =   $143/quarter
                                                   to 11 U.S.C. ss. 502
                                                   or will seek a ruling  o  Begin date                =   180 days after Effective
                                                   pursuant to 11 U.S.C.                                   Date
                                                   ss. 505(a).
                                                                          o  End date                  =   June, 2009

                                                                          o  Interest Rate %           =   6% per annum

                                                                          o  Total Payout Amount       =   $2,857

                                                                                                       =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
                                                                          The Allowed Claim of the State of Maryland shall be
                                                                          satisfied in full with equal quarterly payments commencing
                                                                          180 days after the Effective Date and ending six years
                                                                          from the Assessment Date.

                                                   $4,954.49 - The State  o  Pymt interval             =   Quarterly.
                                                   of Maryland has filed
                                                   a proof of claim for   o  Pymt amt/interval         =   287/quarter
                                                   $10,048.59. The
                                                   Debtor disputes this   o  Begin date                =   180 days after Effective
                                                   amount. The Debtor                                      Date
                                                   will object to the
                                                   amount of the claim    o  End date                  =   June, 2009
                                                   pursuant to 11 U.S.C.
                                                   ss. 502 or will seek   o  Interest Rate %           =   6% per annum
o     Name = State of Maryland                     a ruling pursuant to
                                                   11 U.S.C. ss. 505(a).  o  Total Payout Amount       =   $5,747
o     Type of tax = Sales and Use
                                                                                                       =   100% plus interest
o     Date tax assessed = October, 2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Montgomery County Maryland shall
                                                                          be satisfied in full with equal quarterly payments
                                                                          commencing 180 days after the Effective Date and ending
                                                                          six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   172/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

o     Name = Montgomery County Maryland                                   o  Interest Rate %           =   6% per annum

o     Type of tax = Unknown                                               o  Total Payout Amount       =   $3,438

o     Date tax assessed = October, 2003            $2,963.58                                           =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------
o     Name = California State Board of                                    The Allowed Claim of the California State Board of
      Equalization                                                        Equalization shall be satisfied in full with equal
                                                                          quarterly payments commencing 180 days after the Effective
o     Type of tax = Sales & Use                                           Date and ending six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.
o     Date tax assessed = October, 2003
                                                                          o  Pymt amt/interval         =   $1,687/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   October 2006

                                                                          o  Interest Rate %           =   6% per annum

                                                                          o  Total Payout Amount       =   $33,745

                                                   $29,092.26                                          =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
                                                                          The Allowed Claim of the State of New Jersey shall be paid
                                                   $773.88 - The State    in full on the Effective Date.
                                                   of New Jersey has
                                                   filed a proof of       In the event the claim of the State of New Jersey is
                                                   claim for $89,003.77.  allowed in an amount in excess of $1,000, the Allowed
                                                   The Debtor disputes    Claim of the State of New Jersey shall be satisfied in
                                                   this amount as an      full with equal quarterly payments commencing 180 days
                                                   estimate and not an    after the Effective Date or as soon thereafter as possible
                                                   accurate calculation   and ending six years from the Assessment Date.
                                                   of the Debtor's tax
                                                   liability. The Debtor
                                                   will object to the
o     Name = State of New Jersey                   amount of the claim
                                                   pursuant to 11 U.S.C.
o     Type of tax = Sales Tax                      ss. 502 or will seek
                                                   a ruling pursuant to
o     Date tax assessed = October, 2003            11 U.S.C. ss. 505(a).
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Colorado Department of Revenue
                                                                          shall be satisfied in full with equal quarterly payments
                                                                          commencing 180 days after the Effective Date and ending
                                                                          six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $117/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

o     Name = Colorado Department of Revenue                               o  Interest Rate %           =   6% per annum

o     Type of tax = Sales                                                 o  Total Payout Amount       =   $2,335

o     Date tax assessed = October, 2003                        $2,012.75                               =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the County of Santa Clara shall be
                                                                          satisfied in full with equal quarterly payments commencing
                                                                          180 days after the Effective Date and ending six years
                                                                          from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $280/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

o     Name = County of Santa Clara                                        o  Interest Rate %           =   6% per annum

o     Type of tax = Sales Tax                              $2,491.48 and  o  Total Payout Amount       =   $5,595
                                                               $2,332.17
o     Date tax assessed = October, 2003                                                                =   100% plus
------------------------------------------------------------------------------------------------------------------------------------
o     Name = City of Scottsdale                                           The Allowed Priority Tax Claim of the City of Scottsdale
                                                                          shall be paid in full on the Effective Date.
o     Type of tax = Sales Tax

o     Date tax assessed = October, 2003                          $254.00
------------------------------------------------------------------------------------------------------------------------------------

E.    CLASSIFIED CLAIMS AND INTERESTS

      1.    CLASSES OF SECURED CLAIMS

      Secured claims are claims secured by liens on property of the estate. The following chart lists all classes containing Debtor's secured pre-petition claims and their treatment under this Plan:

====================================================================================================================================
  CLASS                   DESCRIPTION                     INSIDERS      IMPAIRED                       TREATMENT
      #                                                     (Y/N)         (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
                         Secured Claim of:                   No      Impaired;
                                                                     Claims in this
       o  Name = Bank One                                            Class are
                                                                     entitled to
                                                                     voteon the
       o  Collateral description = 1st priority                      Plan.
          in Debtor's personal property assets
          including but not limited to all
          inventory, chattel paper, accounts,
          equipment and general intangibles both
          owned and after acquired and all                                            o  New Secured Promissory Note
          proceeds thereof ("Collateral").                                            o  Pymt Interval = Monthly
                                                                                      o  Est. Pymt Amt/Interval = $5,000
       o  Collateral value = Debtor believes that                                     o  Balloon pymt = $663
          the value of the Collateral is                                              o  Begin Date = 11/2004
          approximately $560,000 as of the Petition                                   o  End Date = 5/2007
          Date.                                                                       o  Interest Rate % = Prime + 3%
                                                                                      o  Total Payout = $141,569.28 plus interest
       o  Principal owed = $116,569.28                                                   (estimated - will be less or more
                                                                                         depending on prime rate fluctuation)
       o  Pre-pet. arrearage amount = 0                                               o  Treatment of Lien = Lien shall remain in
       o  Post-pet. arrearage amount = 0                                                 place until allowed claim is satisfied in
                                                                                         full pursuant to the Plan
       o  Total claim amount = $116,569.28 (plus
   1      attorneys' fees and costs)
------------------------------------------------------------------------------------------------------------------------------------
          Secured Claim of:                                  No      Impaired;        o  New Secured Promissory Note containing
                                                                     Claims in this      attorneys' fee clause.  Payments of
       o  Name = Stephlaur, Inc.                                     Class are           $6,000 per month except $10,000 per month
                                                                     entitled to         on 12/15/04, 1/15/05 and 2/15/05.
                                                                     vote on the      o  Est. Pymt Interval = Monthly
       o  Collateral description = 2nd priority                      Plan.            o  Begin Date = 11/2004
          in Debtor's personal property assets                                        o  End Date = 2/2006
          including but not limited to all                                            o  Interest Rate % = 7%
          inventory, chattel paper, accounts,                                         o  Total Payout = $107,000
          equipment and general intangibles both                                      o  Treatment of Lien = Lien shall remain in
          owned and after acquired and all                                               place until allowed claim is satisfied in
          proceeds thereof ("Collateral").                                               full pursuant to the Plan

       o  Collateral value = Debtor believes that
          the value of the Collateral is
          approximately $560,000 as of the
          Petition Date. Same collateral as
          above.

       o  Principal owed = $93,157.98

       o  Pre-pet. arrearage amount = 0
       o  Post-pet. arrearage amount = 0

       o  Total claim amount = $93,157.98 (plus
   2      attorneys' fees and costs)
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
  CLASS                   DESCRIPTION                     INSIDERS      IMPAIRED                       TREATMENT
      #                                                     (Y/N)         (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
          Secured Claim of                                   No      Impaired;
                                                                     Claims in this
       o  Name = Yurman Design, Inc.                                 Class are
                                                                     entitled to
                                                                     vote on the
       o  Collateral description = 4th priority                      Plan.
          Debtor's personal property assets
          including but not limited to all
          inventory, chattel paper, accounts,
          equipment and general intangibles both
          owned and after acquired and all
          proceeds thereof ("Collateral").

       o  Collateral value = Debtor believes that
          the value of the Collateral is                                              o  New Secured Promissory Note
          approximately $560,000 as of the Petition                                   o  Pymt Interval = Monthly
          Date.  Same collateral as above.                                            o  Est. Pymt Amt/Interval = $1,000
                                                                                      o  Begin Date = 11/2004
       o  Principal owed = $11,428.00                                                 o  End Date = 10/2005
                                                                                      o  Interest Rate % = 7%
       o  Pre-pet. arrearage amount = 0                                               o  Total Payout = $11,860
       o  Post-pet. arrearage amount = 0                                              o  Treatment of Lien = Lien shall remain in
       o  Total claim amount = $11,428.00 (plus                                          place until allowed claim is satisfied in
   3      attorneys' fees and costs)                                                     full pursuant to the Plan
------------------------------------------------------------------------------------------------------------------------------------
                                                             No      Impaired;        An unsecured convertible promissory note (the
                                                                     Claims in this   "Gordon Note") in full satisfaction of his
                                                                     Class are        pre-petition secured claim.  The Gordon Note
                                                                     entitled to      shall have the following terms:
                                                                     vote on the
                                                                     Plan.            o  Interest = 8% per annum

          Secured Claim of:                                                           o  Payment = $750/month

       o  Name = G. David Gordon, Jr., assignee of                                    o  Balloon Payment = $250,000 on 9/30/2006
          the Fleet Precious Metals' debt.
                                                                                      o  Interest = Payable monthly commencing

       o  Collateral description = 3rd priority in                                       11/30/2004 and continuing through
          Debtor's personal property assets                                              10/30/2006.
          including but not limited to all
          inventory, chattel paper, accounts,                                         o  Principal = To be paid on 10/30/2006.
          equipment and general intangibles both
          owned and after acquired and all proceeds                                   o  Conversion = Gordon shall have the
          thereof ("Collateral").                                                        election to require the Reorganized
                                                                                         Debtor to satisfy any part of outstanding
       o  Collateral value = Debtor believes that                                        principal and unpaid interest of the
          the value of the Collateral is                                                 Gordon Note by issuing Gordon shares of
          approximately $560,000 as of the Petition                                      the Reorganized Debtor's common stock
          Date.  Same collateral as above.                                               with a comparison ratio of one (1) share
                                                                                         of the New Securities for each $1.00 of
       o  Principal owed = $250,000                                                      principal and interest.

       o  Pre-pet. arrearage amount = 0                                               o  Common Stock = The Reorganized Debtor
       o  Post-pet. arrearage amount = 0                                                 shall set aside 250,000 of the
                                                                                         Reorganized Debtor's common stock for the
       o  Total claim amount = $250,000 (plus                                            eventuality that Gordon exercises his
   4      attorneys' fees and costs)                                                     conversion rights under the Gordon Note.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
  CLASS                   DESCRIPTION                     INSIDERS      IMPAIRED                       TREATMENT
      #                                                     (Y/N)         (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
          Secured Claim of:                                  No      Not impaired.
                                                                     Claims in this
       o  Name = Clark Capital Corp. - for                           class are not
          Post-Petition Secured DIP Financing                        entitled to
                                                                     vote on the
                                                                     Plan.
       o  Collateral description = 5th priority in
          Debtor's personal property, including but
          not limited to, accounts, inventory,
          equipment, and proceeds (but excluding
          avoidance actions) subordinate to the
          existing security interests of the Secured
          Creditors and to any other entity with a
          valid and perfected lien on the Debtor's
          assets existing as of the Petition Date.
          In addition, a perfected 1st priority
          lien in the proceeds of any sale or
          assignment of the Debtor's leasehold
          interest in certain real property leases
          ("Collateral").

       o  Collateral value = Debtor believes that
          the value of the Collateral is
          approximately $560,000 as of the
          Petition Date. Same collateral as above
          - plus leasehold values - unknown.

                                                                                      See treatment of Clark Capital Corp. in
       o  Principal owed = $250,000                                                   Section III.D.1 herein above.  Clark Capital
                                                                                      shall receive nothing on account of its
       o  Pre-pet. arrearage amount = n/a                                             secured claim as it will receive 500,000
       o  Post-pet. arrearage amount = 0                                              shares of New Securities in full satisfaction
                                                                                      of its administrative claim (which is the same
   5   o  Total claim amount = $250,000                                               obligation).
------------------------------------------------------------------------------------------------------------------------------------

2.          CLASSES OF PRIORITY UNSECURED CLAIMS

Certain priority claims that are referred to in Code Sections 507(a)(3), (4),
(5), (6), and (7) are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claims.

The Debtor does not believe it has any section 507(a)(3), (a)(4), (a)(5),
(a)(6), and (a)(7) priority unsecured claims.

3.          CLASS OF ADMINISTRATIVE CONVENIENCE UNSECURED CLAIMS

      Administrative Convenience Unsecured Claims are unsecured claims in the amounts of $200.00 or less including those claimants who elect to reduce their claims to $200.00. These are unsecured claims not entitled to priority under section 507(a) except that they have been placed in a convenience class and are therefore treated as provided in the chart below.

====================================================================================================================================
CLASS #   DESCRIPTION                                     IMPAIRED(Y/N)             TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
          Administrative Convenience Class --             Not impaired.  Claims
          General unsecured claims of $200.00 or          in this Class are not
          less, and those allowed unsecured claims        entitled to vote on
          that are reduced to $200.00 by a timely         the Plan.
          written election made on the ballot used
          to vote on the Plan. Debtor estimates
          that the total amount of allowed claims in                                Claimants in Class 6, including those Claimants
          this class will be approximately $18,578.                                 that elect to reduce their claims to $200.00,
                                                                                    shall receive on the Effective Date, or as soon
       o  Total Payout % = 100%                                                     as practicable thereafter, the allowed amount of
                                                                                    their claims or $200.00 if the allowed claim is
       o  Total Estimated Payout = Approximately reduced                            date.
          thereto, plus interest at 6% per annum $18,578
          plus 6% interest from the Petition from the
          Petition Date to the Plan Confirmation
   6      Date thru the date of the payment.
------------------------------------------------------------------------------------------------------------------------------------

4.          CLASS OF GENERAL UNSECURED CLAIMS

      General unsecured claims are unsecured claims, other than convenience class, not entitled to priority under Code Section 507(a). The following chart identifies the Plan's treatment of the class containing ALL of Debtor's general unsecured claims (see Exhibit H for detailed information about each general unsecured claim):

====================================================================================================================================
CLASS #        DESCRIPTION                                 IMPAIRED(Y/N)            TREATMENT
====================================================================================================================================
                                                          Impaired.
          General unsecured claims                        Claims in this class
                                                          are entitled to vote      In full and complete satisfaction of Allowed
       o  Total amt of claims = $2,542,595                on the Plan.              Class 7 Unsecured Claims, Allowed Unsecured
                                                                                    Claimants shall receive 10% of the allowed
          Debtor estimates that total allowed claims                                amounts of their claims in two (2) installments,
          will be approximately $1,023,177.  After                                  one-half (1/2) on 1/15/05 and the balance on
          subtracting claims for the administrative                                 1/15/06.
          convenience class, the Debtor estimates
          paying distributions on $1,004,459.                                       o  Pymt estimated $50,223 per installment.

                                                                                    o  Begin date  = 1/15/05

                                                                                    o  Interest Rate %  = 0

                                                                                    o  Total Payout %   =  10% of Allowed Claims.

   7                                                                                o  Estimated Amount =  $100,445
====================================================================================================================================

5.        CLASS OF INTEREST HOLDERS

      Interest holders are the parties who hold ownership interest (i.e., equity interest) in the Debtor. If the Debtor is a corporation, entities holding preferred or common stock in the Debtor are interest holders. If the Debtor is a partnership, the interest holders include both general and limited partners. If the Debtor is an individual, the Debtor is the interest holder. The following chart identifies the Plan's treatment of the class of interest holders (see
Exhibit I for more detailed information about each interest holder):

====================================================================================================================================
CLASS #            DESCRIPTION                            IMPAIRED(Y/N)                   TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
          The current holders of the Debtor's             Impaired. Claims in            All existing shares of the Debtor will
          common stock are as indicated in                this class are                 be cancelled on Confirmation of the
          Exhibit I.                                      entitled to vote on            Plan. Class 8 Interest Holders shall
                                                          the Plan.                      receive a pro rata distribution of
                                                                                         350,000 shares of New Securities in the
                                                                                         Reorganized Debtor, or, approximately 6%
                                                                                         of the total outstanding shares in the
                                                                                         Reorganized Debtor. Fractional shares
                                                                                         shall be rounded down to the lower whole
   8                                                                                     number.
====================================================================================================================================

      The equity interest of existing shareholders in the Debtor is reduced to approximately 6%. Nevertheless their continued ownership of stock in the Reorganized Debtor is critical to the reorganization. The Debtor believes that as a public company it must retain a count of approximately 500 shareholders, and that without such a shareholder base, it will incur risk of manipulation of its stock price. Moreover, without such a base, trading volume in its stock must suffer dramatically; its prospective ability to reach the stock values which it has estimated in this disclosure statement is threatened significantly, as is its agreement for the acquisition of USN, and therefore its ability to fund its Plan and properly fund its operations.

The activity in the Company's common stock is summarized in Item 3.02.

The Company's November 2004 report filed with the office of the United States Trustee is attached as Exhibit 99.1.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As part of the plan of reorganization approved by the Bankruptcy Court, the Company will acquire USN. The terms of the acquisition, the consideration paid, the principle followed in determining the amount of the consideration, the identity of the persons from whom USN will be acquired, and the material relationships between the Company and the persons from whom USN will be acquired are discussed under Item 1.03. There follows a brief description of USN.

                                     GENERAL

USN was incorporated in 2003 as a Delaware corporation. USN Television Group, Inc., is a retail seller of consumer products through interactive electronic media including broadcast, cable and satellite television and the Internet.

USN believes it has developed a unique television commerce model that targets consumers looking to purchase high-end merchandise at discounted prices. The average ticket price for a USN sale is over $700 which is quite distinguishable from other television commerce companies. USN focuses on presenting high-end consumer products at attractive price points that can leverage the visual appeal of television including jewelry, collectibles and entertainment products.

USN purchases, or obtains (usually on consignment), products from manufacturers and wholesalers, often on favorable terms based on the volume of the transactions. USN's programming is transmitted by satellite to cable television systems, direct broadcast satellite (DBS) systems and television broadcasting stations across the United States.

USN's television revenues are primarily generated from sales of merchandise and services offered through its television home shopping programming. USN's programs feature on-air television personalities in a friendly and informal sales environment resembling a traditional talk show or interview program. USN utilizes live television to create an interactive and entertaining atmosphere to effectively describe and demonstrate its merchandise. USN believes its customers make purchases based primarily on convenience, value and quality of merchandise.

USN segments its programming into product or theme categories and each program uses a show-host approach, with the host conveying information about the products and demonstrating their use. The viewers can purchase any product USN offers, subject to availability. USN seeks to differentiate itself from other televised shopping programmers by utilizing an exciting and entertaining style of presentation and by offering unique and innovative products.

                                    PRODUCTS

USN sells a variety of consumer products and accessories including jewelry and collectibles. USN obtains products from manufacturers and wholesalers and is often able to make purchases on favorable terms based on the volume of the transactions. One of the Company's strategies is to have products produced to its specifications or designed exclusively for sale by USN.

                                  DISTRIBUTION

USN ships merchandise to its customers promptly from its distribution center in Los Angeles, CA.

                                PROGRAM CARRIERS

USN's business is highly dependent on its affiliation with Program Carriers for the transmission of the USN programming to cable, broadcast and satellite television homes.

USN has entered into media distribution agreements with cable, broadcast and satellite television providers to carry the USN programming on their platforms.

                                  RISK FACTORS

In addition to the general investment risks and those factors set forth throughout this document (including those set forth under the caption "Cautionary Statement Concerning Forward-Looking Information"), the following risks should be considered regarding the Company.

THE COMPANY HAS A HISTORY OF LOSSES AND MAY NOT BE ABLE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS IN THE FUTURE.

The Company experienced an operating loss of $268,537 in fiscal year 2003. There is no assurance that the Company will be able to achieve or maintain profitable operations in future fiscal years.

INTENSE COMPETITION IN THE GENERAL MERCHANDISE RETAILING INDUSTRY AND PARTICULARLY LIVE HOME SHOPPING COULD LIMIT THE COMPANY'S GROWTH AND REDUCE ITS PROFITABILITY.

As a general merchandise retailer, the Company competes for consumer expenditures with other forms of retail businesses, including department, discount, warehouse and specialty stores, television home shopping, mail order and catalog companies and other direct sellers. The catalog and direct mail industry includes a wide variety of specialty and general merchandise retailers and is both highly fragmented and competitive. The Company also competes with retailers who sell and market their products through the highly competitive Internet. In addition, as the use of the Internet increases, larger, well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of e-commerce and direct marketing solutions, and existing providers of e-commerce and direct marketing solutions may continue to consolidate. Any of these trends would increase the competition with respect to the Company. The Company also competes with a wide variety of department, discount and specialty stores, which have greater financial, distribution and marketing resources than the Company. The home shopping industry is also highly competitive and is dominated by two companies, HSN and QVC. The Company's television home shopping programming also competes directly with HSN, QVC, SHOPNBC, SATH and ACN for cable distribution in virtually all of the Company's markets. The Company is at a competitive disadvantage in attracting viewers due to the fact that the Company's programming is not carried full-time in all of its markets, and the Company may have less desirable cable channels in many markets. QVC, HSN and SHOPNBC are well-established and reach a significantly larger percentage of United States television households than the Company's broadcast, while offering home shopping programming similar to the Company through cable systems, owned or affiliated full and low power television stations and directly to satellite dish owners. The television home shopping industry is also experiencing vertical integration. QVC, HSN and SATH are all affiliated with cable operators or cable networks serving significant numbers of subscribers nationwide. While the Cable Television Consumer Protection and Competition Act of 1992 includes provisions designed to prohibit coercion and discrimination in favor of such affiliated programmers, the FCC has decided that it will rule on the scope and effect of these provisions on a case-by-case basis. In 2004, SATH and Scripps announced the completion of a transaction that resulted in Scripps obtaining a 100% ownership interest in the SATH television-retailing network. Scripps is a media company with interests in newspaper publishing, broadcast television, national cable television networks and interactive media. QVC is owned by Liberty Media Corp. HSN is a wholly owned subsidiary of InterActiveCorp. Liberty Media, Scripps and InterActiveCorp are larger, more diversified and have greater financial, marketing and distribution resources than the Company. SHOPNBC is partially owned by General Electric and utilizes the distribution resources of its NBC-Universal Subsidiary.

THE CONSOLIDATION OF CABLE AND SATELLITE TELEVISION SERVICE PROVIDERS COULD LIMIT THE COMPANY'S PROGRAM DISTRIBUTION ALTERNATIVES AND RESTRICT THE COMPANY'S ABILITY TO EXECUTE FAVORABLE CABLE AFFILIATION CONTRACTS IN THE FUTURE.

The television home shopping and cable television industries are undergoing consolidation, with large, well-established enterprises acquiring less well-established, less well-financed entities in the industry. The competitive pressures arising as a result of this industry consolidation include greater importance on increasing programming distributions and customer penetration. On December 19, 2001, AT&T Corp. ("AT&T") and Comcast Corporation ("Comcast") announced the execution of a definitive agreement to combine AT&T Broadband with Comcast. The new company, called AT&T Comcast Corporation ("AT&T Comcast"), has approximately 22 million subscribers. AT&T Comcast's assets consist of both companies' cable TV systems, as well as AT&T's interests in cable television joint ventures and its 25.5 percent interest in Time Warner Entertainment, E! Entertainment, The Golf Channel, and other entertainment properties. The continued consolidation of the television home shopping, cable television and broadcasting industries may result in fewer alternatives for the Company's programming distribution and may also restrict the Company's opportunity to execute economically favorable cable affiliation contracts in the future.

A NUMBER OF THE COMPANY'S TELEVISION DISTRIBUTION AGREEMENTS MAY BE TERMINATED UPON SHORT NOTICE OR NOT RENEWED UPON EXPIRATION, WHICH COULD ADVERSELY AFFECT SALES GROWTH IN THE COMPANY'S HOME SHOPPING BUSINESS.

A number of the Company's television distribution agreements are terminable by either party upon 30 days or less notice. The Company's television home shopping business could be materially adversely affected in the event that a significant number of its cable television distribution agreements are terminated or not renewed on acceptable terms.

THE COMPANY MAY NOT BE ABLE TO MAINTAIN ITS SATELLITE SERVICES IN CERTAIN UNCONTROLLABLE SITUATIONS, WHICH MAY CAUSE THE COMPANY'S PROGRAMMING TO GO OFF THE AIR FOR A PERIOD OF TIME AND INCUR SUBSTANTIAL ADDITIONAL COSTS TO THE COMPANY.

The Company's programming is presently distributed to cable systems, full power television stations and satellite dish owners via a leased communications fiber line which connects it to various media distributor's satellite transponders. In the future, satellite service may be interrupted due to a variety of circumstances beyond the Company's control, such as satellite transponder failure, satellite fuel depletion, governmental action, preemption by the satellite lessor and service failure. The Company could arrange for back-up service, on a first-come first-serve basis, if satellite transmission is interrupted. However, there can be no assurance that the Company will be able to maintain such arrangements and the Company may incur substantial additional costs to enter into new arrangements and be unable to broadcast its signal for some period of time.

THE COMPANY MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS FOR ON AIR
MISREPRESENTATIONS OR IF PEOPLE OR PROPERTIES ARE HARMED BY PRODUCTS SOLD BY THE COMPANY.

Products sold by the Company and representations related to such products may expose the Company to potential liability from claims by purchasers of such products, subject to the Company's rights, in certain instances, to seek indemnification against such liability from the manufacturers of such products. In addition to potential claims of personal injury, wrongful death or damage to personal property, the live unscripted nature of the Company's television broadcasting may subject the Company to claims of misrepresentation by its customers, the Federal Trade Commission and state attorneys general. The Company has generally required the manufacturers and vendors of these products to carry product liability and errors and omissions insurance, although in certain instances the vendor may not be formally required to carry product liability insurance. There can be no assurance that such parties will continue to maintain this insurance or that this coverage will be adequate or even available with respect to any particular claims. There can be no assurance that the Company will be able to maintain such coverage or obtain additional coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims or even available with respect to any particular claim.

THE COMPANY PLACES A SIGNIFICANT RELIANCE ON TECHNOLOGY AND INFORMATION MANAGEMENT TOOLS TO RUN ITS EXISTING BUSINESSES, BROADCAST FACILITIES AND FULFILLMENT FACILITIES, THE FAILURE OF WHICH COULD ADVERSELY IMPACT THE COMPANY'S OPERATIONS.

The Company's businesses are dependent, in part, on the use of sophisticated technology, some of which is provided to the Company by third parties. Such technologies include, but are not necessarily limited to, satellite based transmission of the Company's programming, use of the Internet in relation to the Company's on-line business, new digital technology used to manage and supplement the Company's television broadcast operations and a network of complex computer hardware and software to manage an ever increasing need for information and information management tools. The failure of any such technologies, or the Company's ability to have such technology supported, updated, expanded or integrated into other technologies, could adversely impact the operations of the Company. Although the Company has, when possible, developed alternative sources of such technology and built redundancy into such computer networks and tools, there can be no assurance that the Company's effort to date would protect the Company against all potential issues or disaster occurrences related to the loss of any such technologies or their use.

THE EXPANSION OF DIGITAL CABLE COMPRESSION TECHNOLOGY MAY ADVERSELY IMPACT THE COMPANY'S ABILITY TO COMPETE FOR TELEVISION VIEWERS.

A significant number of cable operators have started to offer cable programming on a digital basis. The use of digital compression technology provides cable companies with greater channel capacity. While greater channel capacity increases the opportunity for the Company to be more widely distributed, it also may adversely impact the Company's ability to compete for television viewers to the extent it results in (i) higher channel position; (ii) placement of the Company's programming in separate programming tiers, or (iii) an expanding universe of programming choices all competing for the same audience viewership.

THE UNANTICIPATED LOSS OF ONE OF THE COMPANY'S LARGER VENDORS COULD IMPACT THE COMPANY'S SALES ON A TEMPORARY BASIS.

The Company obtains products for its electronic direct marketing businesses from domestic and foreign manufacturers and suppliers and is often able to make purchases on favorable terms based on the volume of transactions. Many of the Company's purchasing arrangements with its television home shopping vendors include inventory terms that allow for return privileges of a portion of the order or stock balancing. The Company has not historically entered into long term supply arrangements that would require vendors to provide products on an ongoing basis.

THE COMPANY'S INABILITY TO RECRUIT AND RETAIN KEY EMPLOYEES MAY ADVERSELY IMPACT THE COMPANY'S ABILITY TO SUSTAIN GROWTH.

The Company's continued growth is contingent, in part, on its ability to retain and recruit employees that have the unique skills necessary in a business that demands knowledge of the general retail industry, television production, direct-to-consumer marketing and fulfillment and the Internet. The marketplace for such employees is very competitive and limited. The Company's growth may be adversely impacted if the Company is unable to retain such key employees.

THE COMPANY'S GROWTH AND PROFITABILITY COULD BE ADVERSELY AFFECTED IF ITS SALES VOLUME DOES NOT MEET EXPECTATIONS TO COVER THE COMPANY'S HIGH FIXED COST INFRASTRUCTURE.

The Company's television home shopping business operates with a high fixed cost base, which is primarily driven by fixed contractual fees paid to cable and satellite operators to carry the Company's programming.

THE COMPANY'S TELEVISION HOME SHOPPING AND INTERNET BUSINESSES ARE SENSITIVE TO POOR ECONOMIC CONDITIONS AND MAJOR NEWS EVENTS, WHICH COULD ADVERSELY AFFECT CONSUMER CONFIDENCE AND ULTIMATELY NET SALES.

The Company's television home shopping and e-commerce businesses are sensitive to general economic conditions and business conditions affecting consumer spending. The Company's two major categories of sales merchandise are jewelry and collectibles, which due to their nature and relatively higher price points are more economically sensitive to consumer demand than other product categories. The recent general deterioration in economic conditions in the United States and uncertainties associated with global events has led to reduced consumer confidence, reduced disposable income and increased competitive activity, as well as the business failure of companies in the retail and direct marketing industries. Such economic conditions may lead to a reduction in consumer spending generally and in home shopping specifically, and may lead to a reduction in consumer spending on the types of merchandise the Company currently offers on its television programming and over the Internet. Although the Company's current plan and effort is to further diversify its product mix away from primarily jewelry and collectibles, future revenue growth could be adversely affected if overall consumer spending or the demand for jewelry and collectibles decline. Additionally, the Company's television audience and sales revenue can be significantly impacted by major world or domestic events, which divert audience attention away from the Company's programming. Economic conditions may also have a material adverse impact on the financial strength of the Company's vendors and suppliers, some of whom are focused on a limited range of product categories or who are dependent on home shopping as a primary outlet for their sales.

RISKS RELATED TO OUR BUSINESS

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

      We were formed in 2003 and have a limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

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


WE HAVE INCURRED SIGNIFICANT OPERATING LOSSES IN THE PAST AND MAY NOT BE ABLE TO SUSTAIN PROFITABILITY IN THE FUTURE.

      We experienced significant operating losses in each quarter from our inception in 2003 through the third quarter of 2004. As a result, our business has no record of profitability. If we are unable to acquire product at commercially reasonable prices, if net sales decline or if our expenses otherwise exceed our expectations, we may not be able to sustain or increase profitability on a quarterly or annual basis.

      As a result of our significant operating losses in prior periods, we have accrued substantial net operating loss carryforwards. If we are unsuccessful in generating sufficient net income in future periods, these assets may expire before they are utilized.

WE EXPECT OUR QUARTERLY FINANCIAL RESULTS TO FLUCTUATE WHICH MAY LEAD TO VOLATILITY IN OUR STOCK PRICE. WE EXPECT OUR NET SALES AND OPERATING RESULTS TO VARY SIGNIFICANTLY FROM QUARTER TO QUARTER DUE TO A NUMBER OF FACTORS, INCLUDING CHANGES IN:

     o    demand for our products;

     o our ability to retain existing customers or encourage repeat purchases;

     o    our ability to manage our product mix and inventory;

     o    consumer tastes and preferences;

     o    our ability to manage our fulfillment operations;

     o    general economic conditions;

     o    advertising and other marketing costs;

     o    our, or our competitors', pricing and marketing strategies;

      As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors. In this event, the price of our common stock may decline.

AS A RESULT OF SEASONAL FLUCTUATIONS IN OUR NET SALES, OUR QUARTERLY RESULTS MAY FLUCTUATE AND COULD BE BELOW EXPECTATIONS.

      We have experienced and expect to continue to experience seasonal fluctuations in our net sales. In particular, a disproportionate amount of our net sales has been realized during the fourth quarter as a result of the December holiday season, and we expect this seasonality to continue in the future. In the future, our seasonal sales patterns may become more pronounced, may strain our personnel and fulfillment activities and may cause a shortfall in net sales as compared to expenses in a given period, which would substantially harm our business and results of operations.

SPECIFIC FACTORS THAT COULD PREVENT CONSUMERS FROM PURCHASING FROM US INCLUDE:

     o concerns about buying luxury products such as fine jewelry without a physical storefront, face-to-face interaction with sales personnel and the ability to physically handle and examine products;

     o    delivery time associated with orders;

     o product offerings that do not reflect consumer tastes and preferences;

     o    pricing that does not meet consumer expectations;

     o concerns about the security of transactions and the privacy of personal information;

     o    delayed shipments or shipments of incorrect or damaged products; and

     o inconvenience associated with returning or exchanging purchased items.

IF OUR FULFILLMENT OPERATIONS OR BROADCAST FACILITY ARE INTERRUPTED FOR ANY SIGNIFICANT PERIOD OF TIME, OUR BUSINESS AND RESULTS OF OPERATIONS WOULD BE SUBSTANTIALLY HARMED.

      Our success depends on our ability to successfully receive and fulfill orders and to promptly and securely deliver our products to our customers. Our inventory management, packaging, labeling and product return processes are performed in a single fulfillment center. This facility is susceptible to damage or interruption from human error, fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, break-ins, earthquake and similar events. We do not currently maintain back-up power systems at our fulfillment center. We do not presently have a formal disaster recovery plan. We may transfer our fulfillment operations to a larger fulfillment center in the future. Any interruptions in our fulfillment center operations for any significant period of time, including interruptions resulting from the transfer to a new facility, could damage our reputation and brand and substantially harm our business and results of operations. If transmission from our broadcast facility is interrupted for any extended time our business will be severely impacted.

WE MAY FAIL TO SUCCESSFULLY EXPAND OUR FULFILLMENT CAPABILITIES, WHICH WOULD SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

      We currently provide, through a single fulfillment center, our own order fulfillment services for substantially all products we sell. If we fail to quickly and efficiently fill customer orders, our operating results may suffer. We believe that increased demand and other considerations will require us to significantly expand our fulfillment capabilities and facilities in the near future. Our need to rapidly adapt and expand our fulfillment capabilities is particularly acute during the fourth quarter. If we do not successfully expand our fulfillment capabilities to accommodate increases in demand, we may not be able to substantially increase our net sales. Our efforts at expanding our fulfillment capabilities may cause disruptions in other areas of our business which could substantially harm our business and results of operations.

WE RELY ON OUR SUPPLIERS AND THIRD-PARTY CARRIERS AS PART OF OUR FULFILLMENT PROCESS, AND THESE THIRD PARTIES MAY FAIL TO ADEQUATELY SERVE OUR CUSTOMERS.

      In general, we rely on our suppliers to promptly ship us product ordered by our customers. Any failure by our suppliers to sell and ship such products to us in a timely manner will have an adverse effect on our ability to fulfill customer orders and harm our business and results of operations. Our suppliers, in turn, rely on third-party carriers to ship product to us, and in some cases, directly to our customers. We also rely on third-party carriers for product shipments to our customers. We and our suppliers are therefore subject to the risks, including employee strikes and inclement weather, associated with such carriers' abilities to provide delivery services to meet our and our suppliers' shipping needs. Our suppliers' and third-party carriers' failure to deliver products to us or our customers in a timely manner or to otherwise adequately serve our customers would damage our reputation and brand and substantially harm our business and results of operations.

WE FACE THE RISK OF THEFT OF OUR PRODUCTS FROM INVENTORY OR DURING SHIPMENT.

      We may experience theft of our products while they are being held in our fulfillment center or during the course of shipment to our customers by third-party shipping carriers.

OUR FAILURE TO EFFECTIVELY MANAGE THE GROWTH IN OUR OPERATIONS MAY PREVENT US FROM SUCCESSFULLY EXPANDING OUR BUSINESS.

      We have experienced, and in the future may experience, rapid growth in operations which has placed, and could continue to place, a significant strain on our operations, services, internal controls and other managerial, operational and financial resources. To effectively manage future expansion, we will need to maintain our operational and financial systems and managerial controls and procedures, which include the following processes:

     o    transaction-processing and fulfillment;

     o    inventory management;

     o    customer support;

     o    management of multiple supplier relationships;

     o    operational, financial and managerial controls;

     o    reporting procedures; and

     o    training, supervision, retention and management of our employees.

      If we are unable to manage future expansion, our ability to provide a high quality customer experience could be harmed, which would damage our reputation and brand and substantially harm our business and results of operations.

IF THE SINGLE FACILITY WHERE SUBSTANTIALLY ALL OF OUR COMPUTER, BROADCAST, PRODUCTION, AND COMMUNICATIONS HARDWARE IS LOCATED FAILS, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WOULD BE HARMED.

      Our ability to successfully receive and fulfill orders and to provide high quality customer service depends in part on the efficient and uninterrupted operation of our computer and communications systems. Substantially all of the computer hardware necessary to operate our web site is located at a single leased facility. Our systems and operations are vulnerable to damage or interruption from human error, fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, break-ins, earthquake and similar events. Although we have developed an alternative call center, we do not presently have redundant systems in multiple locations or a formal disaster recovery plan. In addition, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of critical data, the inability to accept and fulfill customer orders or the unauthorized disclosure of confidential customer data. The occurrence of any of the foregoing risks could substantially harm our business and results of operations.

FAILURE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY COULD SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

      We rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect our intellectual property. These afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our web site features and functionality or to obtain and use information that we consider as proprietary, such as the technology used to operate our web site, our content and our trademarks.

      Litigation or proceedings before the U.S. Patent and Trademark Office may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. Any litigation or adverse priority proceeding could result in substantial costs and diversion of resources and could substantially harm our business and results of operations. Finally, we intend to sell our products internationally, and the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States.

INCREASED PRODUCT RETURNS AND THE FAILURE TO ACCURATELY PREDICT PRODUCT RETURNS COULD SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

      We offer our customers an unconditional 14-day return policy that allows our customers to return most products if they are not satisfied for any reason. We make allowances for product returns in our financial statements based on historical return rates. Actual merchandise returns are difficult to predict and may significantly exceed our allowances. Any significant increase in merchandise returns above our allowances would substantially harm our business and results of operations.

WE RELY ON OUR RELATIONSHIP WITH A THIRD-PARTY MERCHANT PROCESSING COMPANY TO OFFER CREDIT CARD PROCESSING FACILITIES FOR THE PURCHASE OF OUR PRODUCTS.

      The purchase of the products we sell is a substantial expense for many of our customers. We currently rely on our relationship with a single financial institution to provide credit card processing facilities for customer sales made via credit card. If we are unable to maintain this or other similar arrangements, we may not be able to offer financing alternatives to our customers, which may reduce demand for our products and substantially harm our business and results of operations.

WE MAY UNDERTAKE ACQUISITIONS TO EXPAND OUR BUSINESS, WHICH MAY POSE RISKS TO OUR BUSINESS AND DILUTE THE OWNERSHIP OF OUR EXISTING STOCKHOLDERS.

      Integrating any newly acquired businesses, technologies or services may be expensive and time-consuming. To finance any acquisitions, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us, and, in the case of equity financings, would result in dilution to our stockholders. If we do complete any acquisitions, we may be unable to operate such acquired businesses profitably or otherwise implement our strategy successfully. If we are unable to integrate any newly acquired entities or technologies effectively, our business and results of operations could suffer. The time and expense associated with finding suitable and compatible businesses, technologies or services could also disrupt our ongoing business and divert our management's attention. Future acquisitions by us could also result in large and immediate write-offs or assumptions of debt and contingent liabilities, any of which could substantially harm our business and results of operations.

OUR NET SALES MAY BE NEGATIVELY AFFECTED IF WE ARE REQUIRED TO CHARGE TAXES ON PURCHASES.

      We do not collect or have imposed upon us sales or other taxes related to the products we sell, except for certain corporate level taxes and sales taxes with respect to purchases by customers located in the State of California. However, one or more states or foreign countries may seek to impose sales or other tax collection obligations on us in the future. A successful assertion by one or more states or foreign countries that we should be collecting sales or other taxes on the sale of our products could result in substantial tax liabilities for past sales, discourage customers from purchasing products from us, decrease our ability to compete with traditional retailers or otherwise substantially harm our business and results of operations.

      Currently, decisions of the U.S. Supreme Court restrict the imposition of obligations to collect state and local sales and use taxes with respect to sales made over the Internet. However, implementation of the restrictions imposed by these Supreme Court decisions is subject to interpretation by state and local taxing authorities. While we believe that these Supreme Court decisions currently restrict state and local taxing authorities outside the State of California from requiring us to collect sales and use taxes from purchasers located within their jurisdictions, taxing authorities outside the State of California could disagree with our interpretation of these decisions. Moreover, a number of states, as well as the U.S. Congress, have been considering various initiatives that could limit or supercede the Supreme Court's position regarding sales and use taxes on Internet sales. If any state or local taxing jurisdiction were to disagree with our interpretation of the Supreme Court's current position regarding state and local taxation of Internet sales, or if any of these initiatives were to address the Supreme Court's constitutional concerns and result in a reversal of its current position, we could be required to collect sales and use taxes from purchasers located in states other than California. The imposition by state and local governments of various taxes upon Internet commerce could create administrative burdens for us and could decrease our future net sales.

GOVERNMENTREGULATION OF THE INTERNET AND E-COMMERCE IS EVOLVING AND UNFAVORABLE CHANGES COULD SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

      We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, restrictions on imports and exports, customs, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may substantially harm our business and results of operations.

OUR FAILURE TO PROTECT CONFIDENTIAL INFORMATION OF OUR CUSTOMERS AND OUR NETWORK AGAINST SECURITY BREACHES COULD DAMAGE OUR REPUTATION AND BRAND AND SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

      A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks, and our failure to prevent security breaches could damage our reputation and brand and substantially harm our business and results of operations. Currently, a significant number of our customers authorize us to bill their credit card accounts directly. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. Any such compromise of our security could damage our reputation and brand and expose us to a risk of loss or litigation and possible liability which would substantially harm our business and results of operations. In addition, anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches.

INTERRUPTIONS TO OUR SYSTEMS THAT IMPAIR CUSTOMER ACCESS TO OUR WEB SITE WOULD DAMAGE OUR REPUTATION AND BRAND AND SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

      The satisfactory performance, reliability and availability of our web site, transaction processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers and to maintain adequate customer service levels. Any future systems interruption that results in the unavailability of our web site or reduced order fulfillment performance could result in negative publicity, damage our reputation and brand and cause our business and results of operations to suffer. Although we have not experienced any material disruption in our services to date, we may be susceptible to such disruptions in the future. We may also experience temporary system interruptions for a variety of other reasons in the future, including power failures, software errors or an overwhelming number of visitors trying to reach our web site during periods of strong seasonal demand or promotions. Because we are dependent in part on third parties for the implementation and maintenance of certain aspects of our systems and because some of the causes of system interruptions may be outside of our control, we may not be able to remedy such interruptions in a timely manner, or at all.

OUR FAILURE TO ADDRESS RISKS ASSOCIATED WITH CREDIT CARD FRAUD COULD DAMAGE OUR REPUTATION AND BRAND AND MAY CAUSE OUR BUSINESS AND RESULTS OF OPERATIONS TO SUFFER.

      Under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder's signature. We do not currently carry insurance against this risk. To date, we have experienced minimal losses from credit card fraud, but we face the risk of significant losses from this type of fraud as our net sales increase. Our failure to adequately control fraudulent credit card transactions could damage our reputation and brand and substantially harm our business and results of operations.

OUR FAILURE TO RAPIDLY RESPOND TO TECHNOLOGICAL CHANGE COULD RESULT IN OUR SERVICES OR SYSTEMS BECOMING OBSOLETE AND SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

      As the Internet and online commerce industries evolve, we may be required to license emerging technologies useful in our business, enhance our existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We may not be able to successfully implement new technologies or adapt our web site, proprietary technologies and transaction-processing systems to customer requirements or emerging industry standards. Our failure to do so would substantially harm our business and results of operations.

IF SECURITIES OR INDUSTRY ANALYSTS DO NOT PUBLISH RESEARCH OR REPORTS ABOUT OUR BUSINESS, OUR STOCK PRICE AND TRADING VOLUME COULD DECLINE.

      The trading market for our common stock will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

FUTURE SALES OF OUR COMMON STOCK COULD LOWER THE MARKET PRICE OF OUR COMMON
STOCK.

      A number of our current security holders hold registration rights relating to our common stock. If we propose to register any of our securities under the Securities Act either for our own account or for the accounts of other security holders after this offering, subject to certain conditions and limitations, the holders of registration rights will be entitled to include their shares of common stock in the registered offering. In addition, holders of registration rights may require us on not more than two occasions at any time beginning approximately six months from the date of the closing of this offering, to file a registration statement under the Securities Act with respect to their shares of common stock. Further, the holders of registration rights may require us to register their shares on Form S-3 if and when we become eligible to use that form.

      In the future, we may also issue additional shares to our employees, directors or consultants, in connection with corporate alliances or acquisitions and in follow-on offerings to raise additional capital. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales could reduce the market price of our common stock.

                  OFFICERS, DIRECTORS AND KEY EMPLOYEES OF USN

In connection with the acquisition of USN the Company is negotiating employment contracts with current USN personnel.

Terry Washburn, Gary Wolfe and Paul Johnson will remain as directors of the Company.

                                    EMPLOYEES

As of October 31, 2004, USN employed a total of 56 employees, 37 of whom work full-time. USN has no collective bargaining agreements with any unions and believes that the overall relations with its employees are excellent.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the plan of reorganization and the acquisition of USN, the Company will have the following common stock transactions:

      1. The Company will cancel the 4,515,679 existing outstanding common shares, and issue pro-rata 350,000 shares of new securities;

      2. The Company will issue 5,539,655 shares of its common stock as a part of the acquisition of USN; and

      3. The Company will issue 2,383,333 shares of its common stock for convertible obligations.

      4. The Company will reserve 550,000 shares of its common stock for options for management and for convertible debt.

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT

On December 13, 2004 (defined as one day after the entry of the confirmation order) (the "Effective Date") of the plan of reorganization for USN Corporation as approved by the Bankruptcy Court for the Central District of California, Los Angeles, California, the common stock and preferred stock of the Company will be reclassified, the management of the Company will be changed, and certain shares of common stock of the Company will be issued, all as discussed in Item 1.03.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial statements of business acquired.

            No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 71 days after the date that this initial report on Form 8-K must be filed.

      (b)   Proforma financial information.

            Proforma financial information will be filed by amendment hereto not later than 71 days after the date that this initial report on Form 8-K must be filed.

      (c)   Exhibits

            2.1   Plan of Reorganization of USN Corporation.

            99.1 The Company's November 2004 report filed with the office of the United States Trustee.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

                                        USN CORPORATION


Date: December 21, 2004                 By: /s/ Terry Washburn
                                            -----------------------
                                            Terry Washburn
                                            Chief Executive Officer